UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 11, 2018

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, on June 14, 2016, the Company and each of its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”).

On September 11, 2018, the Bankruptcy Court entered an order (the “Order”) regarding the hearing (the “Hearing”) that occurred on August 30, 2018 to consider the Debtors’ motion to approve competitive bidding procedures and asset purchase agreement for the sale of substantially all of the Debtors’ assets, and the adequacy of disclosure statements associated with chapter 11 plans proposed by the Official Committee of Equity Security Holders and the Official Committee of Unsecured Creditors.

At the Hearing, the Debtors announced that the stalking horse purchaser under the Debtors’ proposed asset purchase agreement for the sale of substantially all of the Debtors’ assets would increase the purchase price from $17.5 million to $19.5 million, the limit on the amount of the stalking horse purchaser’s breakup fee and expense reimbursement would be increased from $1 million to $1.5 million, and that the Debtors’ primary unsecured creditor, 417 Fifth Ave. Real Estate, LLC, would support the sale and oppose the disclosure statements and accompanying chapter 11 plans filed by the Official Committee of Equity Security Holders and the Official Committee of Unsecured Creditors.

The Order approved in part the Debtors’ competitive bidding procedures and asset purchase agreement for the sale of substantially all of the Debtors’ assets and allowed the Debtors to submit new bidding procedures that correspond to a proposed sale hearing on October 18, 2018 at 10:00 am.

The Order did not approve the disclosure statement proposed by the Official Committee of Equity Security Holders and held in abeyance the disclosure statement proposed by the Official Committee of Unsecured Creditors.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, a copy of which is filed hereto as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “SEC”). The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Additional Information Regarding the Chapter 11 Filing

Information about the Chapter 11 process, as well as court filings (including the full text of the Monthly Operating Reports, with exhibits) and other documents related to the reorganization proceedings, is available through the Official Equity Committee Website for Shareholders of Premier Exhibitions, Inc. at http://www.jndla.com/cases/premiercommittee, docket numbers 1025-1027 and 1030 - 1034. Information contained on, or that can be accessed through, such website or the Bankruptcy Court’s website is not part of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Order of the Bankruptcy Court issued September 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: September 13, 2018	By:	/s/Jerome Henshall
Jerome Henshall
Chief Financial Officer